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WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                             EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                                                       Consolidated
                                                                               Nonregulated        Eliminations          Statement
                                          WPSR         WPSC         UPPCO      Subsidiaries     Debit       Credit       of Income
                                          ----         ----         -----      ------------     -----       ------     ------------


Operating Revenues:
   Electric utility revenues            $     -     $487,340       $62,664      $      -       $ 6,759      $    15     $  543,260
   Gas utility revenues                       -      165,111             -             -             -            -        165,111
   Nonregulated energy and other         51,148            -             -       358,234        54,017            -        355,365
                                         ------      -------        ------       -------        ------       ------      ---------
      Total Operating Revenues           51,148      652,451        62,664       358,234        60,776           15      1,063,736
                                         ------      -------        ------       -------        ------       ------      ---------

Operating Expenses:
   Electric production fuels                  -      110,443           526             -             -          160        110,809
   Purchased power                            -       42,340        20,615             -             -        6,508         56,447
   Gas purchased for resale                   -      104,608             -             -         1,773          473        105,908
   Nonregulated energy cost
      of sales                                -            -             -       350,056             -        3,393        346,663
   Other operating expenses               4,504      138,232        17,062        14,368             -        1,290        172,876
   Maintenance                                -       49,425         3,388             -             -            -         52,813
   Depreciation and
      decommissioning                        41       78,206         5,519         2,508             -            -         86,274
   Taxes other than income                   12       26,403         5,284           203             -            -         31,902
                                         ------      -------        ------       -------        ------       ------      ---------
      Total Operating Expenses            4,557      549,657        52,394       367,135         1,773       11,824        963,692
                                         ------      -------        ------       -------        ------       ------      ---------
Operating Income                         46,591      102,794        10,270        (8,901)       62,549       11,839        100,044
                                         ------      -------        ------       -------        ------       ------      ---------

Other Income and (Deductions):
   Allowance for equity funds
     used during construction                 -          173             -             -             -            -            173
   Other, net                             1,986        6,765          (322)       (4,001)        1,923            -          2,505
                                         ------      -------        ------       -------        ------       ------      ---------
      Total Other Income
        and (Deductions)                  1,986        6,938          (322)       (4,001)        1,923            -          2,678
                                         ------      -------        ------       -------        ------       ------      ---------
Income Before Interest Expense           48,577      109,732         9,948       (12,902)       64,472       11,839        102,722

Interest Expense:
   Interest on long-term debt               631       20,400         3,544         1,644             -        2,232         23,987
   Other interest                         2,283        2,801           835           688             -        1,780          4,827
   Allowance for borrowed funds
     used during construction                 -         (177)            -             -             -            -           (177)
                                         ------      -------        ------       -------        ------       ------      ---------
      Total Interest Expense              2,914       23,024         4,379         2,332             -        4,012         28,637
                                         ------      -------        ------       -------        ------       ------      ---------
Distributions-Preferred Securities
  of Subsidiary Trust                         -            -             -         1,488             -            -          1,488
                                         ------      -------        ------       -------        ------       ------      ---------

Income Before Income Taxes               45,663       86,708         5,569       (16,722)       64,472       15,851         72,597
Income Taxes                               (968)      29,522         2,032        (7,141)            -            -         23,445
Minority Interest                             -            -             -          (611)            -            -           (611)
Preferred Stock Dividends
  of Subsidiary                               -        3,111            21             -             -            -          3,132
                                         ------      -------        ------       -------        ------       ------      ---------
Net Income                              $46,631     $ 54,075       $ 3,516      $ (8,970)      $64,472      $15,851     $   46,631
                                         ======      =======        ======       =======        ======       ======      =========
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
WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                             EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                                                           (CONTINUED)
AS OF DECEMBER 31, 1998


                                                                                                                       Consolidated
                                                                                                                       Statement of
                                                                               Nonregulated        Eliminations          Retained
                                          WPSR         WPSC         UPPCO      Subsidiaries     Debit       Credit       Earnings
                                          ----         ----         -----      ------------     -----       ------     ------------


Retained Earnings (1/1/98)              $339,508    $297,489       $18,460      $(17,531)      $316,542     $18,124     $339,508
Net Income                                46,631      54,075         3,516        (8,970)        48,621           -       46,631
                                         -------     -------        ------        ------        -------      ------      -------
                                         386,139     351,564        21,976       (26,501)       365,163      18,124      386,139

Dividends on Common Stock                 50,985      66,838         8,532             -              -      75,370       50,985
                                         -------     -------        ------        ------        -------      ------      -------
Retained Earnings (12/31/98)            $335,154    $284,726       $13,444      $(26,501)      $365,163     $93,494     $335,154
                                         =======     =======        ======        ======        =======      ======      =======

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